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                         INDEPENDENT AUDITORS' CONSENT






The Board of Directors
Cafeteria Operators, L.P.:

     We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the method of accounting for impairment of long-lived assets and for long-lived assets to be disposed of.


                                       /s/ KPMG PEAT MARWICK LLP
                                       ---------------------------------------
                                       KPMG PEAT MARWICK LLP


Dallas, Texas

September 29, 1998